Exhibit 99.1

News Release

Investor Contact:
Paul Scoff
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Fourth Quarter and Full Year 2020 Results
Portsmouth, N.H., March 4, 2021 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2020.
Fourth Quarter 2020 Highlights
•Net sales were $627.4 million for the fourth quarter of 2020, compared to $999.5 million for the fourth quarter of 2019.
•GAAP net income was $2.5 million for the fourth quarter of 2020, compared to net income of $11.8 million for the fourth quarter of 2019.
•Adjusted gross margin* was $69.9 million for the fourth quarter of 2020, compared to $72.5 million for the fourth quarter of 2019.
•Adjusted EBITDA* was $26.1 million for the fourth quarter of 2020, compared to $31.1 million for the fourth quarter of 2019.
Full Year 2020 Highlights
•Net sales were $2.3 billion in 2020, compared to net sales of $3.5 billion in 2019.
•GAAP net income was $33.8 million in 2020, compared to net income of $31.3 million in 2019.
•Adjusted gross margin was $274.8 million in 2020, compared to adjusted gross margin of $267.9 million in 2019.
•Adjusted EBITDA was $116.7 million in 2020, compared to adjusted EBITDA of $105.6 million in 2019.
“I'm extremely pleased with our results in 2020”, stated David Glendon, President and Chief Executive Officer. "We maintained safe and effective operations while delivering essential fuels to our customers. Despite demand weakness from the pandemic and warmer weather, Sprague's Adjusted EBITDA increased 10% over 2019 due to outstanding execution on the opportunities presented by our extensive storage assets", said Mr. Glendon.
Refined Products
•Volumes in the Refined Products segment decreased 15% to 374.2 million gallons in the fourth quarter of 2020, compared to 439.9 million gallons in the fourth quarter of 2019.
•Adjusted gross margin in the Refined Products segment decreased $1.8 million, or 4%, to $42.5 million in the fourth quarter of 2020, compared to $44.3 million in the fourth quarter of 2019.
•Volumes in the Refined Products segment decreased 165.9 million gallons, or 11%, to 1,364.5 million gallons in 2020 compared to 2019.
•Refined Products adjusted gross margin increased $21.5 million, or 14%, to $171.6 million in 2020 compared to 2019.

(*) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

“Our Refined Products business demonstrated strong growth in adjusted gross margins by capturing storage gains and adding new customers in our delivered fuels business”, said Mr. Glendon.
Natural Gas
•Natural Gas segment volumes decreased 8% to 15.9 Bcf in the fourth quarter of 2020, compared to 17.3 Bcf in the fourth quarter of 2019.
•Natural Gas adjusted gross margin decreased $1.0 million, or 8%, to $12.6 million for the fourth quarter of 2020, compared to $13.6 million for the fourth quarter of 2019.
•Volumes in the Natural Gas segment decreased 6.5 Bcf, to 55.7 Bcf in 2020 compared to 2019.
•Natural Gas adjusted gross margin decreased 25% to $40.7 million in 2020, compared to $54.3 million in 2019.
"Our Natural Gas business experienced volume declines of 10% in 2020 as the pandemic limited operations of many of our customers, particularly those in the leisure and hospitality segments. Additionally, low volatility in natural gas markets limited our optimization activities", said Mr. Glendon.
Materials Handling
•Materials Handling adjusted gross margin increased by $1.2 million, or 9%, to $13.9 million for the fourth quarter of 2020, compared to $12.7 million for the fourth quarter of 2019.
•Materials Handling adjusted gross margin decreased 1% to $56.2 million in 2020 compared to $56.6 million in 2019.
"Materials Handling margins were flat year-over-year as growth in windmill component handling was offset by softness in newsprint and china clay activities", reported Mr. Glendon.

2021 Guidance
With regard to Sprague's anticipated 2021 financial results, and assuming normal weather and market structure conditions, we expect to achieve the following:

•Adjusted EBITDA is expected to be in the range of $105 million to $120 million.
Quarterly Distribution
On January 22, 2021, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended December 31, 2020. The distribution was paid on February 10, 2021 to unitholders of record as of the close of business on February 2, 2021.

Sprague Resources LP Schedule K-1s
Sprague's finalized 2020 tax packages for its unitholders, including Schedule K-1 will be made available March 5, 2021 via Sprague’s website at www.spragueenergy.com under “Investor Relations / K-1 Tax Information” and the tax packages will be mailed to unitholders by March 12, 2021. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.
Financial Results Conference Call
Management will review Sprague’s fourth quarter and full year 2020 financial results in a teleconference call for analysts and investors today, March 4, 2021 at 1:00 PM EST.
Dial-in Numbers:     (866) 516-2130 (U.S. and Canada)
            (678) 509-7612 (International)
Participation Code:    2794966
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, as well as natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays;

political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 4, 2021 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Twelve Months Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$627,432	$999,494	$2,335,983	$3,502,410
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	571,872	925,812	2,071,805	3,228,003
Operating expenses	19,283	19,599	77,070	84,924
Selling, general and administrative	24,512	21,826	81,514	78,135
Depreciation and amortization	8,481	8,752	34,066	34,015
Total operating costs and expenses	624,148	975,989	2,264,455	3,425,077
Other operating income	8,094	—	8,094	—
Operating income	11,378	23,505	79,622	77,333
Other income (expense)	1,884	(505)	1,948	(378)
Interest income	16	108	299	555
Interest expense	(9,043)	(11,029)	(40,669)	(42,944)
Income before income taxes	4,235	12,079	41,200	34,566
Income tax provision	(1,709)	(232)	(7,389)	(3,310)
Net income	2,526	11,847	33,811	31,256
Incentive distributions declared	(2,074)	(2,053)	(8,292)	(6,163)
Limited partners’ interest in net income	$452	$9,794	$25,519	$25,093
Net income per limited partner unit:
Common - basic	$0.02	$0.43	$1.11	$1.10
Common - diluted	$0.02	$0.43	$1.11	$1.10
Units used to compute net income per limited partner unit:
Common - basic	22,937,139	22,745,637	22,901,140	22,736,916
Common - diluted	22,944,439	22,797,474	22,905,113	22,770,883
Distribution declared per unit	$0.6675	$0.6675	$2.6700	$2.6700

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Twelve Months Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	374,201	439,923	1,364,474	1,530,356
Natural gas (MMBtus)	15,896	17,331	55,746	62,266
Materials handling (short tons)	590	467	2,316	2,496
Materials handling (gallons)	75,415	111,852	410,754	480,659
Net Sales:
Refined products	$531,830	$893,468	$1,998,197	$3,112,924
Natural gas	77,000	86,690	261,358	307,952
Materials handling	13,936	12,742	56,347	56,655
Other operations	4,666	6,594	20,081	24,879
Total net sales	$627,432	$999,494	$2,335,983	$3,502,410
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating income	$11,378	$23,505	$79,622	$77,333
Operating costs and expenses not allocated to operating segments:
Operating expenses	19,283	19,599	77,070	84,924
Selling, general and administrative	24,512	21,826	81,514	78,135
Depreciation and amortization	8,481	8,752	34,066	34,015
Other operating income	(8,094)	—	(8,094)	—
Change in unrealized gain on inventory	19,053	11,645	20,148	12,814
Change in unrealized value on natural gas transportation contracts	(4,741)	(12,860)	(9,565)	(19,289)
Total adjusted gross margin:	$69,872	$72,467	$274,761	$267,932
Adjusted Gross Margin:
Refined products	$42,529	$44,339	$171,626	$150,124
Natural gas	12,611	13,639	40,741	54,288
Materials handling	13,898	12,730	56,185	56,616
Other operations	834	1,759	6,209	6,904
Total adjusted gross margin	$69,872	$72,467	$274,761	$267,932

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures
Three and Twelve Months Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$2,526	$11,847	$33,811	$31,256
Add/(deduct):
Interest expense, net	9,027	10,921	40,370	42,389
Tax provision	1,709	232	7,389	3,310
Depreciation and amortization	8,481	8,752	34,066	34,015
EBITDA	$21,743	$31,752	$115,636	$110,970
Change in unrealized gain on inventory	19,051	11,645	20,148	12,814
Change in unrealized value on natural gas transportation contracts	(4,741)	(12,860)	(9,565)	(19,289)
Acquisition related expenses	(1)	(7)	1	14
Gain on sale of fixed assets not in the ordinary course of business including gain on insurance recoveries	(8,094)	—	(8,094)	—
Asset impairments	(1,947)	—	(1,947)	—
Other adjustments	82	521	564	1,042
Adjusted EBITDA	$26,093	$31,051	$116,743	$105,551
Add/(deduct):
Cash interest expense, net	(7,656)	(9,631)	(33,872)	(37,168)
Cash taxes	(1,395)	(1,362)	(7,756)	(4,805)
Maintenance capital expenditures	(2,122)	(2,230)	(8,281)	(9,269)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	2,493	1,522	4,209	1,591
Other	(461)	505	310	377
Distributable cash flow	$16,952	$19,855	$71,353	$56,277